Exhibit 99.2

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
jerryf@crmz.com

FOR IMMEDIATE RELEASE

                Update on CreditRiskMonitor's Major Court Victory

FLORAL PARK, NY--August 26, 2004--CreditRiskMonitor.com, Inc. (Symbol: CRMZ) announced today that Global Credit Services, Inc. ("Global ") has not as yet filed a Notice of Appeal or posted a bond staying the enforcement of the Company's previously reported $821,000 judgment against Global and Samuel Fensterstock. During an August 24, 2004 conference before the Supreme Court of the State of New York, Nassau County, Global 's newest counsel, Barton Nachamie, who is described as a bankruptcy specialist with the law firm of Todtman, Nachamie, Spizz & Johns, P.C.
(http://www.tnsj-law.com/practice-groups-bankruptcy.asp), did not post security acceptable to the Court. After the hearing, the judgment was entered permitting the Company to begin enforcement action on Tuesday, August 31, 2004.

CreditRiskMonitor.com is an Internet-based financial information analysis and news service designed for corporate credit professionals, whose web site is www.crmz.com.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.